EXHIBIT 5(a)

                   Underwriting Agreement Among
                      Great American Reserve
                 Insurance Company, Rydex Advisor
                     Variable Annuity Account,
                and PADCO Financial Services, Inc.
























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                 PRINCIPAL UNDERWRITING AGREEMENT
                    FOR THE CONTRACTS FUNDED BY
              RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT


       AGREEMENT made this ____day of _____________, 1996, by a n d among PADCO Financial Services, Inc., a Maryland corporation ("PFS"), on its own behalf and on behalf of Rydex I n s urance Agency, its insurance agency subsidiary (collectively with PFS, PADCO ), Great American Reserve Insurance Company, a stock company organized under the laws of the State of Texas ( Great American Reserve ), and Rydex Advisor Variable Annuity Account, a managed separate account of Great American Reserve (the Annuity Account ).

                            WITNESSETH:

       WHEREAS,  Great  American  Reserve  has  established  the
  Annuity Account to segregate assets funding the variable benefits provided by individual, flexible premium, deferred annuity contracts (the Contracts ), as well as by other contracts that may be offered by Great American Reserve in the future;

       WHEREAS, the Annuity Account is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act ), and currently consists of eight separate subaccounts and may consist of additional subaccounts in the future (collectively, the Subaccounts );

       WHEREAS, Great American Reserve and the Annuity Account have registered the Contracts under the Securities Act of 1933, as amended (the 1933 Act ), and desire to retain PADCO t o distribute the Contracts, and PADCO is willing to distribute the Contracts in the manner and on the terms set forth herein;

       WHEREAS, PFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the 1934 Act ), and is a member of the National Association of Securities
  Dealers, Inc. ( NASD );

       WHEREAS,  under  the  applicable insurance licensing laws
  and  other  insurance-licensing requirements of certain states and  other jurisdictions in which Contracts may be offered and sold,  Contracts  may be offered and sold only through persons
  who are      licensed to market the Contracts in these states or other
  jurisdictions; and




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       WHEREAS,  Great American Reserve is willing to compensate
  PADCO for the services to be provided in the manner and on the terms set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Great American Reserve, the Annuity Account, and PADCO hereby agree as follows:

  1.   Distribution of the Contracts

       (a) Great American Reserve and the Annuity Account hereby grant to PADCO the exclusive right, subject to the applicable requirements of the 1933 Act, the 1934 Act, the
  1940 Act, state law, and the terms set forth herein, to distribute the Contracts during the term of this Agreement. PADCO agrees to use commercially reasonable efforts to distribute the Contracts.

       (b)  To  the  extent  necessary  to  offer  and  sell the
  Contracts, PADCO shall be duly registered or otherwise qualified under the securities and insurance laws of any state or other jurisdiction in which the Contracts lawfully may be sold and in which PADCO is licensed or otherwise authorized to sell the Contracts. In addition, to the extent necessary, e a c h of PADCO's agents or representatives soliciting applications for Contracts also shall be duly licensed, registered, or otherwise qualified for the offer and sale of C o ntracts under the applicable insurance laws and any a p p l i c able securities laws of each state or other jurisdictions in which these agents or representatives are soliciting applications for Contracts. PADCO shall be responsible for the training, supervision, and control of its registered representatives for the purpose of the NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the distribution of the Contracts. In this connection, PADCO shall maintain written supervisory procedures in compliance with Article III,
  Section 27, of the NASD Rules of Fair Practice.

       (c) Unless otherwise permitted by applicable law, each person engaged in the distribution of Contracts under this Agreement shall be both an agent of Great American Reserve and a person associated with a broker or dealer, within the meaning attributed to that phrase under the 1934 Act (each such person, an "Agent," and, collectively, "Agents"). With respect to all Agents, PADCO or, in connection with the Sales Agreements authorized under section 2 of this Agreement, the broker-dealers which have agreed to participate in the distribution of Contracts pursuant to said Sales Agreements (the "Participating Broker-Dealers"), as appropriate, will be responsible for the training, qualification, registration, supervision, and control of the Agents in the manner and to

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  the  extent required by the applicable rules of the Securities and Exchange Commission (the "Commission") and the NASD and by any applicable securities laws or rules of the various states relating to the distribution of the Contracts.

       (d) PADCO agrees to offer the Contracts for sale in accordance with the then-current prospectus and statement of additional information ( SAI ) therefor filed with the Commission.

       (e) Great American Reserve shall furnish PADCO with all application materials and other documentation that Great American Reserve requires applicants to complete in connection with their purchase of Contracts. Great American Reserve also shall furnish PADCO with copies of all financial statements and other documents which PADCO reasonably requires for use in connection with the distribution of the Contracts. PADCO will be entitled to rely on all documentation and information furnished to it by Great American Reserve s or the Annuity Account s management. To the extent required by law, PADCO shall file all marketing materials with the NASD, the Commission, and other securities regulatory authorities, and Great American Reserve shall file all marketing materials with state insurance regulatory authorities, and PADCO and Great American Reserve shall each exert commercially reasonable efforts to obtain any necessary approvals of such marketing materials from the respective regulatory authorities.

       (f) Great American Reserve shall accept the initial purchase payment under the Contract, which payment must be paid in full to Great American Reserve and be accompanied by a completed application and/or such other documentation or information that Great American Reserve may require in connection with the purchase of a Contract. Any check, draft, or money order used by the applicant to cover the initial purchase payment shall be made payable to "Great American Reserve Insurance Company," and Great American Reserve shall return to the applicant any check, draft, or money order made payable to any person or entity other than Great American Reserve. It is understood that Great American Reserve reserves the right to reject any Contract application in its sole discretion.

       (g) PADCO shall not accept payments made by a Contract owner, either initially or subsequent to the initial purchase payment under the Contract, and PADCO shall remit to Great American Reserve any such payments, as well as any application materials, received by PADCO.

       (h) P A D CO or the Participating Broker-Dealer, as appropriate, shall take reasonable steps to ensure that the Agents shall not make recommendations to an applicant to

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  purchase  Contracts  in  the  absence of reasonable grounds to believe  that  the  purchase of Contracts is suitable for such
  a p p licant.    While  not  limited  to  the  following,  the
  determination by PADCO or the Participating Broker-Dealer, as appropriate, of suitability shall be based on information furnished to an Agent after reasonable inquiry concerning the applicant s insurance and investment objectives and financial situation and needs.

       (i) PADCO shall have no authority to, and shall not: (i) add, alter, waive or discharge any Contract or application provision or prospectus provision or represent that such can be done by Great American Reserve or PADCO; (ii) extend the time of making any payments; (iii) alter or substitute Great American Reserve's forms in any manner; (iv) give or offer to give, on behalf of Great American Reserve, any tax or legal advice related to the purchase of a Contract; (v) guarantee the issuance of any Contract or the reinstatement of any lapsed Contract; or (vi) exercise any authority on behalf of Great American Reserve other than that expressly conferred on PADCO by this Agreement.

       (j) Except as may be necessary to comply with the requirements of any applicable law or regulation, PADCO shall not, absent Great American Reserve's consent, actively promote the replacement of any Contract or the redirection of the cash value of a Contract into any other product. "Actively promote" shall include mailings specifically sent to or conversations specifically held with Contract owners or licensed agents of PADCO which induce or attempt to induce a Contract owner to surrender the Contract and replace it with another variable annuity product (other than a product offered by Great American Reserve or its affiliates), or to direct premiums, cash values or deposits from a Contract to any other variable annuity product (other than a product offered by Great American Reserve or its affiliates). Notwithstanding the foregoing, in no event shall this provision prevent PADCO from concurrently or subsequently offering and selling to a Contract owner any non-variable annuity product, whether or not offered by Great American Reserve or its affiliates. This provision shall not be violated in connection with business contacts by PADCO with, or investment decisions made by, registered investment advisers performing tactical asset allocation services with respect to the Contracts. This
  provision  shall survive this Agreement for        (___) years
  after its termination, and Great American Reserve shall have the right to cease commission payments to PADCO in the event of its violation.

  2.   Sales Agreements



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       (a)  Great  American  Reserve and PADCO may, from time to
  t i m e, enter into separate written agreements ( Sales Agreements ), on such terms and conditions as Great American Reserve and PADCO may determine not to be inconsistent with this Agreement, with broker-dealers which agree to participate in the distribution of Contracts. Such Participating Broker-D e alers and their agents or representatives soliciting applications for Contracts shall be duly licensed, registered, or otherwise qualified for the offer and sale of Contracts under the applicable insurance laws and any other applicable laws of each state or other jurisdiction in which Great American Reserve is licensed to sell the Contracts. Each such Participating Broker-Dealer shall be both registered as a broker-dealer under the 1934 Act and a member of the NASD, or, if not so registered or not such a member, then the agents and representatives of such organization soliciting applications for Contracts shall be agents and registered representatives of a registered broker-dealer and NASD member which is the parent or other affiliate of such organization and which maintains full responsibility for the training, supervision, a n d control of the agents and representatives selling Contracts. In addition, each such Participating Broker-Dealer
  also   shall  be  licensed  to  sell  insurance  policies  and
  contracts in each state or other jurisdiction in which the Participating Broker-Dealer solicits sales of the Contracts. Such Sales Agreements with Participating Broker-Dealers shall be subject to approval by Great American Reserve.

       (b) PADCO shall have the responsibility for training, monitoring, and supervising all such Participating Broker-Dealers involved in the offer and sale of the Contracts to the extent required by applicable law. Application materials for Contracts solicited by such Participating Broker-Dealers through their agents or representatives shall be forwarded to Great American Reserve. All initial purchase payments shall be remitted promptly by such Participating Broker-Dealers directly to Great American Reserve.

       (c) All compensation payable for sales of Contracts by such Participating Broker-Dealers involved in the offer and sale of the Contracts shall be paid by Great American Reserve to such Participating Broker-Dealers on behalf of PADCO in the form of commissions and service fees pursuant to the terms and conditions set forth in the applicable Sales Agreements.

  3.   State Insurance Agent Licensing Requirements

       (a) As to any activities that would require either PADCO or any of PADCO s Agents to be licensed as an insurance agent in a particular state or jurisdiction, neither PADCO nor any of PADCO s Agents (as the case may be) shall engage in such activities until such persons are properly licensed in such

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  state  or  jurisdiction.   As used herein, "properly licensed"
  includes  the  filing  of  an  appointment  by  Great American
  Reserve when required by the laws or regulations of the applicable state or jurisdiction.

       (b)  PADCO,   from  time  to  time,  shall  advise  Great
  American Reserve of the identity of all persons or entities that PADCO desires Great American Reserve to appoint as Great American Reserve insurance agents. In that connection, PADCO, either on its own or in conjunction with the efforts of other broker-dealers with whom PADCO has contracted to offer the product, will ensure that, after careful investigation, the insurance agents selected to engage in the sale of the Contracts are trained and qualified to make such sales. PADCO shall prepare and submit completed agent appointment forms for Great American Reserve's approval, and Great American Reserve shall forward all approved agent appointment forms in a timely manner to the appropriate state insurance departments. PADCO shall pay all required appointment fees.

       (c) With respect to each agent appointment executed by Great American Reserve, Great American Reserve shall take all a c tion necessary to effect the renewals of the agent appointments, however, PADCO shall be responsible for the payment of all required renewal fees paid to state insurance authorities.

  4.   Books and Records

       (a) Great American Reserve, the Annuity Account, and PADCO shall cause to be maintained and preserved all required books of account and related financial records as each is required to maintain and preserve under the 1934 Act, the NASD, and any other applicable laws and regulations, including state insurance laws and regulations.

       (b) All the books and records (including completed applications and/or such other documentation or information that Great American Reserve may require in connection with the purchase of a Contract) maintained by Great American Reserve in connection with the offer and sale of the Contracts shall b e m a intained and preserved in conformity with the requirements of the 1934 Act, to the extent that such requirements are applicable to the obligations imposed on the parties under this Agreement. All such books and records shall be maintained and held by Great American Reserve, whose property these books and records are and shall remain. Such books and records shall be at all times subject to inspection by the Commission in accordance with Section 17(a) of the 1934 Act and shall be made accessible to PADCO.



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       (c)  Great American Reserve shall have the responsibility
  for maintaining the records of any sales commissions paid by Great American Reserve on behalf of PADCO to broker-dealers a n d /or sales representatives licensed, registered, and otherwise qualified to sell the Contracts.

  5.   Reports

       PADCO shall cause Great American Reserve and/or the Annuity Account to be furnished with such reports as either or both may reasonably request in connection with the offer and sale of Contracts for the purpose of meeting reporting and record keeping requirements under the insurance laws of the S t a t e of Texas and any other applicable states or jurisdictions. Likewise, Great American Reserve and/or the Annuity Account shall cause PADCO to be furnished with such reports as PADCO reasonably may request in connection with the offer and sale of Contracts for the purpose of meeting reporting and record keeping requirements under applicable federal or state securities laws or regulations.

  6.   Compensation and Expenses

       (a) In consideration of the services performed by PADCO hereunder, Great American Reserve shall compensate PADCO weekly (or, to the extent applicable law requires that such compensation be paid to an Agent of PADCO, to such Agent). The amount of this compensation shall be based on a percentage of all premiums received by Great American Reserve and allocated to the Annuity Account under the Contracts. The current rate of compensation is shown on Schedule A, attached hereto.

       (b) The Annuity Account shall not be liable to PADCO (or Great American Reserve) for any expense incurred for services related to the distribution of the Contracts (except to the extent that profits from the mortality and expense risk charge paid to Great American Reserve were to be used by Great American Reserve to cover a portion of Great American
  Reserve's obligations to pay such distribution expenses). PADCO shall be responsible for all expenses relating to the distribution of the Contracts, including, but not limited to:

            (i)  t h e  costs  and  expenses  of  providing  the
  n e c essary  facilities,  personnel,  office  equipment,  and
  supplies,   telephone  services,  and  other  utility  service
  necessary to carry out PADCO s obligations hereunder;

            (ii) charges and expenses of outside legal counsel r e t a i ned with respect to activities related to the distribution of the Contracts;


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            (iii)  the  costs  and  expenses of underwriting and
  issuance of the Contracts;

            (iv) the costs and expenses of printing definitive p r ospectuses and SAIs and any supplements thereto for prospective purchasers;

            (v) expenses incurred in connection with PADCO s registration as a broker or dealer or in the registration or q u a l ification of PADCO's officers, directors, or representatives under federal and state securities laws;

            (vi)   t h e    costs  of  promotional,  sales,  and
  advertising material; and

            (vii)  the  costs  of  licensing  PADCO  and PADCO's
  Agents  pursuant  to  state  insurance laws, as required under section 3 of this Agreement; and

            (viii) a n y expenses incurred by PADCO or its representatives in connection with performing the obligations of PADCO under this Agreement.

  7.   Non-Exclusivity

       Great American Reserve and the Annuity Account agree that the services to be provided by PADCO hereunder are not to be deemed exclusive and PADCO is free to act as distributor or underwriter of other variable insurance products, investment company shares, or other securities or instruments issued by entities other than Great American Reserve and the Annuity Account. PADCO shall, for all purposes herein, be deemed to be an independent contractor of Great American Reserve and the Annuity Account. Neither PADCO nor Great American Reserve shall exercise any authority on behalf of the other except to the extent such authority is expressly conferred under this Agreement, and, in connection therewith, PADCO shall have no authority to act for or represent Great American Reserve or the Annuity Account in any way or otherwise be deemed an agent of Great American Reserve or the Annuity Account other than in furtherance of PADCO s duties and responsibilities as set forth in this Agreement.

  8.   Indemnification

       (a) Great American Reserve agrees to indemnify and hold harmless PADCO and its affiliates and each Agent, officer, and director thereof, and each person, if any, who is associated with PADCO within the meaning of the 1934 Act, and each person who controls PADCO within the meaning of the 1933 Act or the 1934 Act (collectively, the "PADCO Indemnitees"), against any losses, claims, damages, or liabilities, joint or several, to

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  which  any  of the PADCO Indemnitees may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission required to be stated therein or necessary to make the statements therein not misleading, contained:

            (i) in any registration statement, or prospectus, or any amendment thereof, or

            (ii)   in  any  document  executed by Great American
  Reserve filed with any state insurance authority for the purpose of qualifying the Contracts for sale under the insurance laws of any jurisdiction, or

            (iii)  in   any  sales  materials  relating  to  the
  Contracts prepared by Great American Reserve.

       Great American Reserve will reimburse each of the PADCO Indemnitees for any legal or other expenses reasonably incurred by PADCO or such officer or director of PADCO in connection with investigating or defending any such loss, claim, damages, liability, or action; provided, that Great American Reserve will not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Great American Reserve by or on behalf of PADCO specifically for use in the preparation of any registration statement, or prospectus, or any amendment thereof, or any submission to a state insurance authority, or supplement thereto, or any sales materials for use in connection with the Contracts. This indemnity agreement will be in addition to any liability which Great American Reserve may otherwise have.

       (b)  PADCO  agrees  to  indemnify and hold harmless Great
  American Reserve and its officers and directors and each person, if any, who controls Great American Reserve within the meaning of the 1933 Act or the 1934 Act (collectively, the "Great American Reserve Indemnitees"), against any losses, claims, damages, or liabilities, joint or several, to which any of the Great American Reserve Indemnitees may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) A n y untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or

                                      - 9 -





  necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained (a) in any registration statement, or prospectus, or any amendments thereof, or (b) in any submission to a state insurance authority, in each case to the extent, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Great American Reserve by PADCO specifically for use in the preparation of any registration statement, or prospectus, or any amendments thereof or any submission to a state insurance authority or supplement thereto; or

            (ii) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by PADCO; or

            (iii) C l aims by agents or representatives or employees of PADCO for commissions, service fees, expense allowances, or other compensation or remuneration of any type.

       PADCO will reimburse each of the Great American Reserve Indemnitees for any legal or other expenses reasonably incurred by Great American Reserve, such director, officer, or c o ntrolling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which PADCO may otherwise have.

       (c) Promptly after receipt by a party entitled to indemnification ( indemnified party ) under this section 8 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this section 8 ( indemnifying party ), the indemnified party will notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this section 8, except to the extent that the omission results in a failure of actual notice to the indemnifying party and the indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and the indemnified party notifies the i n d e m nifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that the indemnifying party may wish, to a s s u m e the defense thereof, within separate counsel satisfactory to the indemnified party. Such participation shall not relieve the indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by the indemnifying party in defending

                                     - 10 -





  i t s e lf, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. An indemnifying party shall not be liable to an indemnified party on account of any settlement of any claim or action effected without the consent of the indemnifying party.

       (d) The indemnity agreements contained in this section 8 s h all remain operative and in full force and effect, regardless of:

            (i) any investigation made by or on behalf of PADCO or any officer or director thereof or by or on behalf of Great American Reserve or any officer or director thereof;

            (ii) d e livery of any Contracts and payments therefore; and

            (iii)  any termination of this Agreement.

       (e) A successor by law of PADCO or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this section 8.

  9.   Liability

       (a) PADCO shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Annuity Account in connection with the matters to which this Agreement relates. Nothing herein contained shall be construed to protect PADCO against any liability resulting from the willful malfeasance, bad faith, or gross negligence of PADCO in the performance of its obligations and duties or from reckless disregard of its obligations and duties under this Agreement or by virtue of violation of any applicable law.

       (b) In no event shall any party under this Agreement be liable for lost profits or for exemplary, special, or punitive damages alleged to have been sustained by another party.

  10.  Regulation

       (a) This Agreement shall be subject to the applicable provisions of applicable state law and the 1940 Act, the 1934 Act, and the rules, regulations, and rulings thereunder, and the rules, regulations, and rulings of the NASD, as in effect from time to time, including such exemptions and other relief as the Commission, its staff, or the NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing,

                                     - 11 -





  the  term    assigned    shall  not  include  any transactions
  exempted from Section 15(b)(2) of the 1940 Act.

       (b) PADCO shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of the Annuity Account, any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, PADCO shall furnish the Commission, and/or the S t a t e of Texas Superintendent of Insurance with any information or reports which the Commission, and/or the Superintendent of Insurance may request in order to ascertain whether the operations of the Annuity Account are being conducted in a manner consistent with the applicable laws or regulations.

  11.  Investigations and Proceedings

       (a) Great American Reserve, the Annuity Account, and PADCO agree to cooperate fully in any insurance or securities regulatory inspection, inquiry, investigation, or proceeding, or any judicial proceeding with respect to Great American Reserve, the Annuity Account, or PADCO, their affiliates and their representatives, to the extent that the inspection, inquiry, investigation, or proceeding is in connection with the Contracts distributed under this Agreement.

       (b)  Great  American  Reserve,  the  Annuity Account, and
  PADCO will cooperate in investigating customer complaints and shall arrive at mutually satisfactory responses to such complaints.





















                                     - 12 -





  12.  Confidentiality

       S u bject to the requirements of legal process and regulatory authority, each of the parties hereto shall treat as confidential (a) the identity of existing or prospective Contract owners, (b) any financial or other information provided by existing or prospective Contract owners, and (c) any other information reasonably identified as confidential in writing by any other party hereto (collectively "confidential information"). Except as permitted by this Agreement, none of the parties hereto shall disclose, disseminate, or utilize any confidential information without the express written consent of the affected party until such time as such confidential information may come into the public domain, except as permitted by this Agreement or as otherwise necessary to service the Contracts and/or to respond to appropriate regulatory authorities. Each of the parties hereto shall take a l l reasonable precautions to prevent the unauthorized disclosure of any confidential information.

  13.  Licenses

       (a) PADCO owns all rights, title, and interest in and to the name, trademark, and service mark "PADCO," and such other trade names, trademarks, and service marks identified in Schedule B, attached hereto (the "PADCO licensed marks" or the "licensor's licensed marks"). PADCO hereby grants to Great American Reserve a non-exclusive license to use the PADCO licensed marks in connection with Great American Reserve s performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 13.

       (b) Great American Reserve is the owner of all rights, title, and interest in and to the trade name, trademarks, and service mark "Great American Reserve Insurance Company," and s u c h other trade names, trademarks and service marks identified in Schedule C, attached hereto (the "Great American Reserve licensed marks" or the "licensor's licensed marks"). Great American Reserve hereby grants to PADCO a non-exclusive license to use the Great American Reserve licensed marks in c o n n e ction with PADCO's performance of the services contemplated by this Agreement, subject to the terms and conditions set forth in this Section 13.

       (c) The grant of license by PADCO and Great American Reserve (each, a "licensor") to the other (the "licensee") shall terminate upon termination of this Agreement and the licensee shall cease to use the licenses granted hereunder, except that Great American Reserve shall have the right to administer any outstanding Contracts bearing any of the PADCO


                                     - 13 -





  licensed marks and in connection therewith to use the PADCO licensed marks.

       (d) Notwithstanding any provision in this Agreement to the contrary, a licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor s licensed marks. The licensor s approval shall not be unreasonably withheld.

       (e) E a ch licensee hereunder: (i) acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor s licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licensor s licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

  14.  Injunctive Relief

       Each of the parties hereto agrees that monetary damages may be an inadequate remedy in the event of a breach or threatened breach of any of the covenants contained in Section 12 or Section 13 of this Agreement, and the covenants contained in such sections shall be specifically enforceable by temporary, preliminary, and permanent injunctive relief in addition to, and not in limitation of, any other rights or remedies, whether at law or in equity, that the party seeking such injunctive relief may have. If any court shall determine that any covenant contained in said sections of this Agreement is invalid in whole or in part as to time or location, or as to both, it is the intention of the parties hereto that such covenant shall not thereby be terminated but shall be deemed amended to the minimum extent required to render such covenant valid and enforceable.

  15.  Duration and Termination of the Agreement

       (a) This Agreement shall become effective with respect to the Contracts as of the date first written above. This A g r eement shall become effective with respect to any subsequently offered contract when the contract has been approved by the Board of Managers of the Annuity Account (including a majority of the members thereof who are not parties to this Agreement nor interested persons of any such parties) specifically for such contract. Subsequently offered contract means a contract issued and funded by the Annuity Account subsequent to the initial effective date of this Agreement.

                                     - 14 -





       (b) This Agreement shall continue in effect for two years from the date of its execution and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Managers of the Annuity Account, or by the vote of a majority of the outstanding voting securities of the Annuity Account, and (ii) a vote of a majority of those members of the Board of Managers of the Annuity Account who are not parties to this Agreement nor interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect with respect to each subsequently created Subaccount so long as such continuance is s p ecifically approved at least annually in the manner described in (i) and (ii) above of this section 15(b).

       (c) This Agreement may be terminated, without the payment of any penalty, by Great American Reserve, the Annuity Account, or PADCO on sixty (60) days written notice to the other parties. This Agreement shall automatically terminate in the event of its assignment.

       (d) U p o n termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligation to settle accounts hereunder and the agreements contained in sections 8, 11, 12, 13, and 14 of this Agreement.

  16.  Amendments

       This Agreement may be amended at any time by mutual consent of the parties, provided that the consent of the Annuity Account shall be given in the manner contemplated under section 15(b)(i) and (ii) of this Agreement.

  17.  Definitions

       The  terms    assignment,      interested  person,    and
    majority of the outstanding voting securities, when used in this Agreement, shall have the respective meanings specified under the 1940 Act and the rules thereunder.

  18.  Further Actions

       Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

  19.  Governing Law

       The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland, as at the time in effect, and the applicable provisions of the 1940 Act and rules thereunder or other

                                     - 15 -





  federal laws and regulations which may be applicable. To the extent that the applicable law of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act and rules thereunder or other federal laws and regulations which may be applicable, the latter shall control.

  20.  Counterparts

       T h is Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

  21.  Notices

       A l l notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

            (a)    If to Great American Reserve:

                Great American Reserve Insurance Company
                11815 North Pennsylvania Street
                Carmel, Indiana 46032
                Attention:  Office of the General Counsel

            (b)    If to the Annuity Account:

                Great American Reserve Insurance Company
                11815 North Pennsylvania Street
                Carmel, Indiana 46032
                Attention:  Office of the General Counsel

                With a copy to:

                   Rydex Advisor Variable Annuity Account
                   6116 Executive Boulevard
                   Suite 400
                   Rockville, Maryland  20852
                   Attention:  President

            (c)    If to PADCO:

                PADCO Financial Services, Inc.
                6116 Executive Boulevard
                Suite 400
                Rockville, Maryland 20852
                Attention:  President
  or to such other address as Great American Reserve, the Annuity Account, or PADCO shall designate by written notice to the others.


                                     - 16 -





  22.  Miscellaneous

       Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.















































                                     - 17 -





       IN WITNESS WHEREOF, Great American Reserve, the Annuity Account, and PADCO, have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

  ATTEST:                            GREAT AMERICAN RESERVE
                                       INSURANCE COMPANY


  By:________________________        _________________________
  Name:______________________        L. Gregory Gloeckner
  Title:_____________________        Vice President


  ATTEST:                            RYDEX ADVISOR VARIABLE
                                       ANNUITY ACCOUNT


  By:________________________        _________________________
  Name:______________________        Albert P. Viragh, Jr.
  Title:_____________________        President


  ATTEST:                            PADCO FINANCIAL
                                       SERVICES,  INC.
                                     on  its  own  behalf and on
                                     behalf   of  its  insurance
                                     agency subsidiary


  By:________________________        _________________________
  Name:______________________        Robert M. Steele
  Title:_____________________        Vice President




















                                     - 18 -





                            SCHEDULE A
                                TO
                 PRINCIPAL UNDERWRITING AGREEMENT
                    FOR THE CONTRACTS FUNDED BY
              RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT

                   CURRENT RATE OF COMPENSATION

       The amount payable weekly by Great American Reserve to PADCO in consideration of the services performed by PADCO under this Agreement is six percent (6.0%) of the premiums (as that term is used in section 6(a) of this Agreement) received by Great American Reserve and allocated to the Separate Account under the Contracts during each week.





                            SCHEDULE B
                                TO
                 PRINCIPAL UNDERWRITING AGREEMENT
                    FOR THE CONTRACTS FUNDED BY
              RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT

                       PADCO LICENSED MARKS

       PADCO owns all rights, title, and interest in and to the following names, trademarks, and service marks:

            PADCO
            Padco
            Rydex





                            SCHEDULE C
                                TO
                 PRINCIPAL UNDERWRITING AGREEMENT
                    FOR THE CONTRACTS FUNDED BY
              RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT

             GREAT AMERICAN RESERVE INSURANCE COMPANY
                          LICENSED MARKS

       Great American Reserve owns all rights, title, and interest in and to the following names, trademarks, and service marks:

            Great American Reserve Insurance Company
            Great American Reserve
            GARCO
            Garco

                                     - 22 -